UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2008
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51838	33-1117834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 6th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On July 14, 2008, Global Traffic Network, Inc. (the “Company”) amended the terms of a letter of intent governing its proposed acquisition of UBC Media Group plc’s commercial division operations, which supplies traffic, news and entertainment information to radio stations in the United Kingdom in exchange for commercial airtime inventory that is then sold to advertisers. As amended, the letter of intent contemplates that Company will acquire the share capital of the UBC Media Group subsidiary that conducts its commercial division operations for a cash payment of £11.0 million (approximately $21.9 million) at the closing of the acquisition and potential earn-out payments of up to £5.5 million (approximately $11 million) based upon the acquired business achieving net revenue targets during the 12 month period following the closing ranging from £11 million to £13.6 million. The Company’s previous option to satisfy a portion of the purchase price by delivering shares of its common stock has been eliminated.
          In connection with entering into the original letter of intent, the Company delivered an earnest money deposit of £350,000 (approximately $700,000) that will be credited towards the purchase price upon closing of the acquisition. The deposit remains refundable if either UBC Media Group elects not to proceed with the transaction or if conditions specified in the letter of intent are not satisfied and the Company elects not to proceed. The deposit will be forfeited if the Company elects not to proceed with the transaction for other reasons. Subject to specified exceptions, the Company has agreed not to solicit the customers of UBC Media Group’s commercial division for a period of six months following an election by the Company not to proceed with the transaction for any reason.
          Closing of the contemplated transaction remains contingent upon, among other things, satisfaction by the Company of its due diligence investigation, negotiation of a mutually acceptable stock purchase agreement containing warranties, representations, indemnities, covenants, conditions and other terms customary for a transaction of this size and nature and receipt of approval by the shareholders of UBC Media Group. The amended letter of intent establishes an outside date of September 26, 2008 for entering into a stock purchase agreement and contemplates a closing by October 20, 2008, subject to satisfaction of certain conditions.
          On July 15, 2008, the registrant issued a press release announcing entry into the amended letter intent, which press release is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d)       Exhibits.
          99.1 Press release dated July 15, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc., a Nevada corporation
Date: July 15, 2008	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated July 15, 2008.

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